EXHIBIT E


YORK INSURANCE SERVICES GROUP, INC. AND SUBSIDIARIES

TABLE OF CONTENTS
--------------------------------------------------------------------------------



                                                                           Page
                                                                           -----
INDEPENDENT AUDITORS' REPORT                                                 E-2

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS
 ENDED DECEMBER 31, 2004 AND 2003:

   Balance Sheets                                                            E-3

   Statements of Income                                                      E-4

   Statements of Stockholders' Equity                                        E-5

   Statements of Cash Flows                                                  E-6

   Notes to Financial Statements                                             E-7

   Supplemental Schedule                                                    E-13

CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2005 AND DECEMBER 31, 2004
AND FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED):

   Balance Sheets                                                           E-14

   Statements of Income                                                     E-15

   Statements of Cash Flows                                                 E-16

   Notes to Financial Statements                                            E-17

   Supplemental Schedule                                                    E-21

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of York Insurance Services Group, Inc. and Subsidiaries
Parsippany, New Jersey

         We have audited the accompanying consolidated balance sheets of York Insurance Services Group, Inc. and subsidiaries (the "Company") as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the companies as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

      Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of operating expenses for York Insurance Services Group, Inc. and Subsidiaries, for the years ended December 31 2004 and 2003, is presented for the purpose of additional analysis and is not a required part of the basic financial statements. The supplemental schedule is the responsibility of the Company's management. Such supplemental schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

      We have not audited any financial statements of the Company for any period subsequent to December 31, 2004. Significant events subsequent to this date are discussed in Note 13.

      /s/ DELOITTE & TOUCHE LLP
February 11, 2005
(January 20, 2006 as to Note 13.)

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------------

ASSETS                                                       2004              2003
                                                             ----              ----
CURRENT ASSETS:
  Cash and cash equivalents                               $ 5,106,919      $ 2,705,401
  Accounts receivable, less allowance for doubtful
  accounts of $553,000 and 450,000                         11,742,609        7,768,112
  Unbilled revenue                                          8,714,865        1,712,237
  Taxes recoverable                                                            429,939
  Deferred income taxes                                     1,425,306          816,466
  Prepaid expenses and other current assets                   930,043          559,963
                                                             --------        ---------
                                                                                    -
           Total current assets                            27,919,742       13,992,118
                                                          -----------       ----------
                                                                                    -
PROPERTY AND PLANT--
  Furniture, fixtures and equipment--Net                    4,072,397        3,504,802
                                                           ----------        ---------
                                                                                    -
OTHER ASSETS:
  Other intangible assets--Net                              2,250,000        2,500,000
  Goodwill                                                  1,050,294        1,050,294
  Other                                                       188,677          166,298
                                                            ---------        ---------
                                                                                    -
           Total other assets                               3,488,971        3,716,592
                                                            ---------       ---------
                                                                                    -
TOTAL                                                    $ 35,481,110     $ 21,213,512
                                                         ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                        $ 2,215,555        $ 480,290
  Accrued payroll expenses                                  1,614,685          499,341
  Accrued expenses                                            795,784          349,370
  Accrued sub-contractors' fees                             3,151,990               -
  Taxes payable                                               719,460               -
  Current portion of deferred income                        4,553,345        2,935,284
  Current portion of note payable                             345,386          320,505
  Current portion of capital lease obligation                 244,001          163,171
  Other current liabilities                                   110,411          109,565
                                                          ----------------------------
                                                                                     -
           Total current liabilities                       13,750,617         4,857,526
                                                           ----------         ---------
                                                                                     -
NONCURRENT LIABILITIES:
  Deferred income                                             505,927          322,257
  Notes payable                                             1,209,949        2,046,509
  Capital lease obligation                                    416,129          296,561
  Deferred income taxes                                        26,588          332,891
  Other                                                       363,280          283,183
                                                             --------        ---------
                                                                                   -
           Total noncurrent liabilities                     2,521,873        3,281,401
                                                            ---------        ---------

MINORITY INTEREST                                             361,647          268,713
                                                              -------          -------

STOCKHOLDERS' EQUITY:
  Common stock--no par value, 1,000 shares authorized,
    1,000 shares issued and outstanding                           -                 -
  Additional paid-in capital                               3,000,000         3,000,000
  Retained earnings                                       15,846,973         9,805,872
                                                          ----------         ---------
                                                                                    -
           Total stockholders' equity                     18,846,973        12,805,872
                                                          ----------        ----------
                                                                                    -
TOTAL                                                   $ 35,481,110      $ 21,213,512
                                                        ============      ============

See notes to consolidated financial statements.

YORK INSURANCE SERVICES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

                                                          2004               2003
                                                          ----               ----
REVENUE                                               $71,409,418        $52,759,165

OPERATING EXPENSES                                     60,849,590         43,589,651
                                                      -----------         ----------

INCOME FROM OPERATIONS                                 10,559,828          9,169,514
                                                       ----------          ---------

OTHER INCOME AND DEDUCTIONS:
  Investment income                                        38,136             38,331
  Interest expense                                       (155,689)          (207,376)


                                                         (117,553)          (169,045)
                                                         ---------         ---------

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST       10,442,275          9,000,469
                                                       ----------          ---------

PROVISION FOR INCOME TAXES                             (4,208,239)        (3,228,231)

MINORITY INTEREST IN USTM INCOME                         (192,935)          (172,109)
                                                         ---------          ---------

NET INCOME                                            $ 6,041,101         $ 5,600,129
                                                      ===========         ===========

See notes to consolidated to financial statements.

YORK INSURANCE SERVICES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------


                                                       2004              2003
                                                       ----              ----
COMMON STOCK:                                         $  -               $ -
                                                       ----              ----
ADDITIONAL PAID-IN CAPITAL
  Balance-- Beginning of year                      3,000,000           3,000,000
                                                   ---------           ---------
  Balance--End of year                             3,000,000           3,000,000
                                                   ---------           ---------

RETAINED EARNINGS:
  Balance-- Beginning of year                      9,805,872           4,205,743
  Net income                                       6,041,101           5,600,129
                                                   ---------           ---------

  Balance--End of year                            15,846,973           9,805,872
                                                  ----------           ---------

TOTAL STOCKHOLDERS' EQUITY--End of year         $ 18,846,973        $ 12,805,872
                                                ============        ============


See notes to consolidated financial statements.


YORK INSURANCE SERVICES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2004 AND 2003
------------------------------------------------------------------------------------------------------

                                                                         2004                 2003
                                                                         ----                 ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                         $ 6,041,101          $ 5,600,129
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                      1,429,752            1,219,776
    Bad debt expense                                                     154,740              177,614
    Loss on disposition of fixed assets                                    1,004               30,226
    Changes in:
      Accounts receivable                                             (4,129,237)          (2,134,112)
      Unbilled revenues                                               (7,002,628)           1,069,766
      Minority interest                                                  192,935              172,109
      Deferred income taxes                                             (915,143)             648,421
      Prepaid expenses and other current assets                         (370,080)             101,062
      Other noncurrent assets                                            (22,379)             482,247
      Accounts payable                                                 1,735,265               85,929
      Accrued payroll expenses                                         1,115,344              (46,654)
      Accrued expenses                                                   446,414              254,956
      Accrued sub-contractors' fees                                    3,151,990                    0
      Taxes payable                                                    1,149,399             (958,939)
      Deferred income                                                  1,801,731             (392,726)
      Other payables                                                      80,943              280,813
                                                                       ---------             --------

           Net cash provided by operating activities                   4,861,151            6,590,617
                                                                       ----------           ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment                          (1,355,656)          (1,673,818)
  Net proceeds from sale of fixed assets                                   1,550                5,200
                                                                       ---------             ---------

           Net cash used in investing activities                      (1,354,106)          (1,668,618)
                                                                       ---------            ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of notes payable                                            (811,679)          (2,831,628)
  Repayment of capital lease obligation                                 (193,847)            (127,223)
  Partnership distributions                                             (100,001)                  -
                                                                       ---------             ---------

           Net cash used in financing activities                      (1,105,527)          (2,958,851)
                                                                       ---------            ----------

NET INCREASE IN CASH                                                   2,401,518            1,963,148

CASH AND CASH EQUIVALENTS--Beginning of year                           2,705,401              742,253
                                                                       ---------             --------

CASH AND CASH EQUIVALENTS--End of year                               $ 5,106,919          $ 2,705,401
                                                                     ===========          ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid--income taxes                                            $ 4,011,427          $ 3,538,749
                                                                     ===========          ===========

  Cash paid--interest                                                  $ 155,689            $ 206,966
                                                                       =========            =========

See notes to consolidated financial statements.

YORK INSURANCE SERVICES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------


1.    NATURE OF OPERATIONS AND ORGANIZATION

     York Insurance Services Group, Inc. (the "Company") provides comprehensive claims services for insurance carriers and self-insureds. Claim services provided include property and casualty, workers' compensation, transportation, environmental and surveillance investigations. Services are provided throughout the United States.

     The Company has a 50 percent ownership in a general partnership, Underground Storage Tank Management ("USTM"). The partnership was formed to contract with various State agencies to audit the costs incurred for the clean up of contaminated underground storage tanks and perform site inspections. All revenue is derived from work performed for the State of Florida Department of Environmental Protection. The Company maintains managerial, financial and operational control of USTM.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation-- The financial statements include York Insurance Services Group, Inc., its wholly owned subsidiaries, York Claims Service, Inc., York Claims Service, Inc. - Florida, York Special Investigations, Inc., York Claims Service of Nevada, Inc. and its 50 percent investment in USTM. York Claims Service, Inc. and York Claims Service, Inc. - Florida, Inc. provide comprehensive claims services and third-party administration for insurance carriers, self-insureds, municipalities, brokers and other intermediaries. York Special Investigations, Inc. offers surveillance investigation in addition to other special investigation services.

     Investment in USTM Partnership--The Company's 50 percent investment in USTM is fully consolidated and a minority interest is recorded to account for the minority interest holder's proportionate share of net equity and net income in USTM.

     Management's Use of Estimates--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are primarily used in the determination of unbilled revenue, deferred income and allowance for doubtful accounts. Actual results may differ from those estimates.

     Cash Equivalents--The Company considers money market funds and highly liquid debt instruments purchased with original maturity dates of three months or less to be cash equivalents.

     Unbilled Revenue-- Unbilled revenue represents work performed on client files that have not been invoiced at the end of the year, as per contract terms or customary on-account billing procedures. The unbilled revenues are valued based on actual time or estimated completion of services.

     Deferred Income Taxes--The deferred income tax assets recorded on the consolidated balance sheets represent the income tax effects of temporary differences between the tax basis of assets and their amounts for financial reporting purposes. Deferred income taxes arise from the recognition of these temporary differences.

     Property and Depreciation--The Company depreciates the cost of property and equipment over the estimated useful lives of the related assets using the straight-line method. The estimated useful lives for the principal classifications are as follows:

                Furniture, fixtures and equipment            7 years
                Computer hardware and software               3-5 years
                Automobiles                                  5 years
                Leasehold improvements                       3-10 years

     Capitalized Software and Development--The Company capitalizes costs associated with internally developed software or systems. These costs included external direct costs for services and payroll and payroll related costs for employees directly associated with developing internal-use software and systems. Such costs are amortized on a straight-line basis over five years.

     Goodwill and Other Intangible Assets--In June 2001, the FASB issued two new pronouncements: SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS 141 was effective as follows: a) use of the pooling-of-interest method is prohibited for business combinations initiated after June 30, 2001; and b) the provisions of SFAS 141 also apply to all business combinations accounted for by the purchase method that are completed after June 30, 2001 (that is, the date of the acquisition was July, 2001 or later). SFAS 142 is effective for fiscal years beginning after December 15, 2001, to all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized.

     In connection with the application of SFAS 141 and SFAS 142, the Company initially recorded $4,050,294 as goodwill at the time of acquisition. The Company reviews goodwill and other intangible assets for impairment annually, or more frequently as events or circumstances arise. After considering legal factors, business climate, potential action by regulators, key personnel and financial position, the Company believes there has been no impairment of goodwill and other intangible assets as of December 31, 2004 and 2003.

     Allowance for Doubtful Accounts--The Company creates a reserve for receivables that may become uncollectible. The amount of the reserve is based upon management's assessment of several factors including the review of aging experience.

     Revenue Recognition--Revenue is recognized as a claim file is being processed, based on the estimated rate at which services are provided or the actual value of time. The estimated rate at which services are provided is based on the average life of the claim and recognized as the claim enters different phases of the claims handling process. The full amount of revenue is recognized when the claim is closed or when the services have been completed.

     Deferred Income-- Deferred income represents the unearned portion of fixed fee arrangements or fixed percentages or net earned premiums, derived from insurance policies issued by clients. Deferred income is recognized into income based upon proportional performance.

3.    PROPERTY & PLANT

     The carrying value of depreciable assets as of December 31, 2004 is as follows:

                                                     Accumulated       Carrying
Classification                           Cost       Depreciation        Value

Furniture, fixtures and equipment     $2,535,287     $ 734,907      $ 1,800,380
Computer hardware and software         1,655,333       856,337          798,996
Automobiles                                7,391         7,391
Leasehold improvements                   670,658       217,972          452,686
Systems development                    1,774,109       753,774        1,020,335
                                       ---------      --------        ---------

Total                                 $6,642,778    $2,570,381      $ 4,072,397
                                      ==========    ==========      ===========

During 2004 depreciation expense was $1,179,752.

The carrying value of depreciable assets as of December 31, 2003 is as follows:

                                                     Accumulated        Carrying
Classification                          Cost         Depreciation        Value

Furniture, fixtures and equipment    $1,895,177      $ 418,839       $ 1,476,338
Computer hardware and software        1,339,297        596,757           742,540
Automobiles                               7,391          6,097             1,294
Leasehold improvements                  516,001        131,661           384,340
Systems development                   1,323,744        423,454           900,290
                                     ----------      ---------        ----------

Total                                $5,081,610     $1,576,808       $ 3,504,802
                                     ==========     ==========       ===========


      During 2003, depreciation expense was $969,776.

4.    OTHER INTANGIBLE ASSETS

     Other intangible assets consist principally of trademarks and trade names and customer relationships. Customer relationships are amortized on a straight-line basis over an estimated useful life of 10 years. Trademarks and trade names and goodwill which are not amortized are assessed for impairment on an annual basis or more frequently as events or circumstances arise. Amortization of intangible assets charged to operations amounted to $250,000 for the years ended December 31, 2004 and 2003.

     Other intangible assets consist of the following at December 31, 2004:

                                                 Accumulated           Carrying
Classification                     Cost          Amortization            Value

Amortized intangible assets:
 Customer relationships          $2,500,000         $750,000          $1,750,000
                                 ==========         ========          ==========

Unamortized intangible assets:
 Trademark names                 $  500,000          $                $  500,000
                                 ==========          =======          ==========

     Other intangible assets consist of the following at December 31, 2003:

                                                    Accumulated        Carrying
Classification                        Cost          Amortization         Value

Amortized intangible assets:
   Customer relationships           $2,500,000       $ 500,000        $2,000,000
                                    ==========       =========        ==========

Unamortized intangible assets:
   Trademarks and trade names        $ 500,000            $ -          $ 500,000
                                     =========            ====         =========

     The estimated amortization expense for the years ending December 31, 2005, 2006, 2007, 2008 and 2009 is $250,000 each year.


5.    LEASE COMMITMENTS

     The Company leases office space in each of the cities in which its offices are located and certain office equipment under operating leases. Rental expense for all operating leases totaled $2,702,028 in 2004 and $1,775,331 in 2003.

     Future minimum lease payments for operating leases that have initial or remaining noncancelable terms in excess of one year as of December 31, 2004 are as follows:

                 2005          2006         2007          2008         2009     Thereafter       Total
Office space   $1,992,398   $1,742,792   $1,388,674   $ 1,290,961  $ 1,049,961  $2,985,580    $10,450,366
Equipment         346,322      187,740       79,491        16,644                       -         630,197
               ----------   ----------   ----------   -----------  -----------  ----------    -----------

Total          $2,338,720   $1,930,532   $1,468,165   $ 1,307,605  $ 1,049,961  $2,985,580    $11,080,563
               ===========  ==========   ==========   ===========  ===========  ==========    ===========

6.    CAPITAL LEASE OBLIGATIONS

     The Company leases certain office equipment and furniture under capital leases with terms up to 48 months. The leases expire between January 2005 and December 2008. The total amount of equipment and furniture financed by capital leases was $394,245 in 2004 and $364,871 in 2003. The total amount paid by the Company was $193,847 in 2004 and $127,223 in 2003.

     The carrying value of equipment held under capital leases, which is included in property, plant, and equipment in the financial statements, as of December 31, 2004 is as follows:

                                                    Accumulated         Carrying
Classification                     Cost            Depreciation           Value

Equipment under capital lease    $ 912,624          $ 203,045          $ 709,579
                                 =========          =========          =========

During 2004, depreciation expense was $100,400.

     The carrying value of equipment held under capital leases, which is included in property, plant, and equipment in the financial statements, as of December 31, 2003 is as follows:

                                                  Accumulated           Carrying
Classification                     Cost          Depreciation             Value

Equipment under capital lease    $ 654,247         $ 102,645           $ 551,602
                                 =========         =========           =========

During 2003, depreciation expense was $75,862.

7.    NOTES PAYABLE

     During 2002, the Company acquired loans of $5,000,000 and $4,000,000 from AIG and a commercial bank, respectively. The AIG loan was payable in sixty equal monthly installments commencing on February 18, 2002 with interest rate of prime plus 1.5 percent. The prime rate on January 1, 2003 was 4.25 %.

     On June 17, 2003, the Company paid the AIG note down to $1,000,000, at which time the terms of the loan were renegotiated. The renegotiated loan is payable in 36 equal installments of $31,106, with interest at 7.50 %.

      The remaining annual principal payments applicable to the AIG note as of December 31, 2004 are as follows:

                         2005         2006        Total

                      $ 345,387    $ 182,621    $ 528,008
                      =========    =========    =========

     The remaining annual principal payments applicable to the AIG note as of December 31, 2003 are as follows:

                         2004         2005         2006         Total

                      $ 320,505    $ 345,387    $ 182,621     $ 848,513
                      ==========   ==========   ==========    =========

     The commercial loan is a revolving line of credit for a period of four years and is deemed automatically renewed for a successive term of one year thereafter. The interest rate on the revolving line of credit is the prime rate, 5.25% at December 31, 2004. Both the AIG and commercial bank loans require the Company to maintain a working capital of not less than $5,000,000 at all times and tangible net worth of $4,250,000, $4,750,000, $5,250,000 and $5,750,000 on
December 31, 2002, 2003, 2004 and 2005, respectively. The Company was in compliance with requirements on both loans for December 31, 2004 and 2003.

8.    INCOME TAXES

     The provision for federal, state and local income taxes for the years ended December 31, 2004 and 2003 is comprised of the following:

                                                2004              2003

Current - Federal, state and local          $5,123,382       $ 2,579,810
Deferred income tax benefit                   (915,143)          648,421
                                            -----------      -----------

                                            $4,208,239       $ 3,228,231
                                            ==========       ===========

     The provision for income taxes differs from the amount of income tax expense determined by applying the 35% U.S. statutory Federal income tax rate to pre-tax income as follows:


                                               2004                     2003
Income Before Income Taxes and
   Minority Interest                       $ 10,442,275             $ 9,000,469
Minority Interest in USTM Income               (192,935)               (172,109)
                                           ------------              -----------

Pre-tax Net Income                         $ 10,249,340             $ 8,828,360
                                           ============             ===========

Income Tax - Statutory Rate                 $ 3,587,269     35%     $ 3,089,926     35%
Meals & Entertainment                            76,578      1%          50,056      1%
State income taxes                             (288,184)    -3%        (217,625)    -2%
Other                                             9,194      0%        (315,912)    -4%
                                               --------      --        ---------    ---

Federal Total Income Tax Expense              3,384,857     33%       2,606,445     25%

State Total Income Tax Expense                  823,382      8%         621,786      7%
                                                -------      --       ---------      --

Total Income Tax Expense                    $ 4,208,239     41%     $ 3,228,231     37%
                                            ===========     ===     ===========     ===

Net deferred income tax assets and (liabilities) consist of the following as of December 31, 2004 and 2003:

                                            2004              2003

Depreciation and amortization           $ (239,012)       $ (454,781)
Deferred income                          1,408,830           771,756
Allowance for doubtful accounts            193,550           157,500
Enterprise appreciation rights              35,350             9,100
                                           -------           -------
                                        $1,398,718         $ 483,575
                                        ==========         =========

9.    EMPLOYEE BENEFITS

     The Company has a voluntary employee savings plan (401(k) plan) in which eligible employees can contribute on a pretax basis a certain portion of their income. Matching contributions are made by the Company up to 6% of annual salary depending on the employees' years of service. The total cost of the plan to the Company was $632,401 in 2004 and $474,050 in 2003. The Company also has the following additional employee benefit plans: group life, health, dental, long-term disability and supplemental life insurance. The aggregate total of such additional employee benefit plan expense to the Company was $2,232,532 in 2004 and $2,109,851 in 2003.

10.   CONCENTRATION OF BUSINESS

     Approximately 30% of the Company's revenues in 2004 and 2003 were provided by one customer and its subsidiaries.



11.   FIDUCIARY ACCOUNT

     The Company holds money in escrow on behalf of certain clients. These escrow funds are used to pay losses and claim-related expenses on behalf of those clients. The payment of losses and claim-expenses does not affect the operating results of the Company. Neither the cash balances nor the related liabilities are included in the accompanying financial statements. The balance of the fiduciary accounts was $1,819,628 at December 31, 2004 and $1,667,824 at December 31, 2003.

12.   COMMITMENTS AND CONTINGENCIES

     The Company is subject to legal proceedings and claims that arise as result of events that occur in the ordinary course of business. Although there can be no assurance as to the ultimate outcome of these matters, it is the opinion of the Company's management that the final disposition of such matters will not have a material adverse effect on the Company's financial position or results of operations.

13.   SUBSEQUENT EVENTS

     On June 10, 2005, the Company declared corporate distributions of $5,000,000, payable to the shareholders of record on the close of business on June 15, 2005. The Company also committed to pay corporate distributions of $341,382 payable to the shareholders of record on the close of business on June 30, 2005.

     On November 29, 2005, the Company declared corporate distributions totaling $20,000,000, payable to the shareholders of record on the close of business on November 29, 2005.

     On December 14, 2005, the Company entered into a $15,000,000 term loan and a $5,000,000 revolving loan facility. On the same date, the Company closed the $4,000,000 revolving loan facility that was entered into on January 18, 2002.

     On December 23, 2005 the Company announced the signing of a definitive agreement under which Odyssey Investment Partners LLC in partnership with the Company's Chairman & CEO, other members of the Company's senior management and Ward Partners, LLC will purchase the Company. The primary selling shareholder is Bexil Corporation.



                                     ******

YORK INSURANCE SERVICES GROUP INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF OPERATING EXPENSES
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------


The following table represents the statements of operating expenses of York Insurance Services Group, Inc. for the years ended December 31, 2004 and 2003:

                                               2004                    2003

Salaries                                  $ 42,834,174            $ 27,888,574
Employee benefits                            3,225,881               2,798,208
Travel                                       1,425,828                 835,174
Automobiles                                  1,330,018               1,113,140
Rent and related expenses                    2,460,964               2,032,647
Equipment                                      672,853                 683,112
Printing and stationary                        723,692                 610,973
Communications                               1,917,145               1,704,209
Data processing                                815,420                 760,268
Depreciation and other amortization          1,429,752               1,219,776
Service fees                                   577,973                 571,883
Loss adjustment expense                      2,523,550               2,382,554
Other                                          912,340                 989,133
                                              --------                 -------

Total operating expenses                  $ 60,849,590             $ 43,589,651
                                          ============             ============

York Insurance Services Group, Inc. and Subsidiaries

Consolidated Financial Statements
As of September 30, 2005 and December 31, 2004
and for the Nine Month Periods Ended September 30, 2005 and 2004
(UNAUDITED)

YORK INSURANCE SERVICES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2005 AND DECEMBER 31, 2004
(UNAUDITED)
--------------------------------------------------------------------------------

ASSETS                                                       2005              2004
                                                          Unaudited         Unaudited
CURRENT ASSETS:
  Cash and cash equivalents                              $ 2,057,302      $ 5,106,919
  Accounts receivable, less allowance for doubtful
  accounts of $574,918 and 553,000                        14,249,869       11,742,609
  Unbilled revenue                                         2,515,668        8,714,865
  Taxes recoverable                                          188,687               -
  Deferred income taxes                                    1,884,218        1,425,306
  Prepaid expenses and other current assets                1,456,603          930,043
                                                           ---------        ---------
                                                                                   -
           Total current assets                           22,352,347       27,919,742
                                                          ----------       ----------
                                                                                   -
PROPERTY AND PLANT--
  Furniture, fixtures and equipment--Net                   4,350,548        4,072,397
                                                           ---------        ---------
                                                                                   -
OTHER ASSETS:
  Other intangible assets--Net                             2,062,500        2,250,000
  Goodwill                                                 1,050,294        1,050,294
  Other                                                      197,461          188,677
                                                            --------        ---------
                                                                                   -
           Total other assets                              3,310,255        3,488,971
                                                           ---------        ---------
TOTAL                                                   $ 30,013,150     $ 35,481,110
                                                        ============     ============


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                        $ 294,640      $ 2,215,555
  Accrued payroll expenses                                1,424,964        1,614,685
  Accrued expenses                                          610,722          795,784
  Accrued sub-contractors' fees                                  -         3,151,990
  Taxes payable                                                  -           719,460
  Current portion of deferred income                      6,347,425        4,553,345
  Current portion of note payable                         1,089,195          345,386
  Current portion of capital lease obligation               268,634          244,001
  Other current liabilities                                  70,752          110,411
                                                          --------------------------

           Total current liabilities                     10,106,332       13,750,617
                                                         ----------       ----------
                                                                                  -
NONCURRENT LIABILITIES:
  Deferred income                                           464,578          505,927
  Notes payable                                                  -         1,209,949
  Capital lease obligation                                  356,033          416,129
  Deferred income taxes                                     515,182           26,588
  Other                                                     417,235          363,280
                                                            -------        ---------
                                                                                  -
           Total noncurrent liabilities                   1,753,028        2,521,873
                                                           ---------       ---------

MINORITY INTEREST                                           379,018          361,647
                                                            -------          -------

STOCKHOLDERS' EQUITY:
  Common stock--no par value, 1,000 shares authorized,
    1,000 shares issued and outstanding
  Additional paid-in capital                              3,000,000        3,000,000
  Retained earnings                                      14,774,772       15,846,973
                                                         ----------       ----------
                                                                                  -
           Total stockholders' equity                    17,774,772       18,846,973
                                                         ----------       ----------
                                                                                  -
TOTAL                                                  $ 30,013,150     $ 35,481,110
                                                       ============     ============

See notes to consolidated financial statements.

YORK INSURANCE SERVICES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2005 AND 2004
--------------------------------------------------------------------------------

                                                             2005               2004
                                                          Unaudited          Unaudited
REVENUE                                                  $51,357,653        $44,761,335

OPERATING EXPENSES                                        44,717,162         39,882,061
                                                         -----------         ----------

INCOME FROM OPERATIONS                                     6,640,491          4,879,274
                                                           ---------          ---------

OTHER INCOME AND DEDUCTIONS:
  Investment income                                           36,373             25,286
  Interest expense                                          (111,180)          (116,604)
                                                            --------           --------

                                                             (74,807)           (91,318)
                                                             -------            -------

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST           6,565,684          4,787,956
                                                           ----------         ---------

PROVISION FOR INCOME TAXES                                (1,970,222)        (1,521,154)

MINORITY INTEREST IN USTM INCOME                            (326,281)          (138,881)
                                                          ----------         ----------

NET INCOME                                               $ 4,269,181        $ 3,127,921
                                                         ===========        ===========

See notes to consolidated to financial statements.

YORK INSURANCE SERVICES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2005 AND 2004
-------------------------------------------------------------------------------------------------------------

                                                                           2005                       2004
                                                                         Unaudited                 Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                           $ 4,269,181               $ 3,127,921
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                        1,189,694                 1,057,391
    Bad debt expense                                                            -                     60,208
    Loss on disposition of fixed assets                                     32,214                       142
    Changes in:
      Accounts receivable                                               (2,507,260)               (3,510,267)
      Unbilled revenues                                                  6,199,197                (2,086,035)
      Minority interest                                                    326,281                   138,881
      Deferred income taxes                                                 29,682                  (990,280)
      Prepaid expenses and other current assets                           (688,281)                 (259,759)
      Other noncurrent assets                                              152,937                  (137,887)
      Accounts payable                                                    (189,721)                   18,814
      Accrued payroll expenses                                          (1,920,915)                1,042,096
      Accrued expenses                                                    (185,062)                  479,296
      Accrued sub-contractos' fees                                      (3,151,990)                1,310,000
      Taxes payable                                                       (908,147)                  861,969
      Deferred income                                                    1,752,731                 3,133,619
      Other payables                                                        14,296                   176,323
                                                                           -------                   -------

           Net cash provided by operating activities                     4,414,837                 4,422,432
                                                                        ----------                 ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment                            (1,161,005)                 (985,931)
  Net proceeds from sale of fixed assets                                     2,959                        -
                                                                        ----------                 ---------

           Net cash used in investing activities                        (1,158,046)                 (985,931)
                                                                       ------------                ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Corporate distributions                                               (5,341,382)                       -
  Repayment of notes payable                                              (466,140)                 (744,730)
  Repayment of capital lease obligation                                   (189,976)                 (138,808)
  Partnership distributions                                               (308,910)                 (100,000)
                                                                         ----------                 ---------

           Net cash used in financing activities                        (6,306,408)                 (983,538)
                                                                       ------------                 ---------

NET INCREASE / (DECREASE) IN CASH                                       (3,049,617)                2,452,963

CASH AND CASH EQUIVALENTS--Beginning of year                             5,106,919                 2,705,401
                                                                        ----------                 ---------

CASH AND CASH EQUIVALENTS--September 30                                $ 2,057,302               $ 5,158,364
                                                                      ============               ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid--income taxes                                              $ 2,575,774               $ 1,648,370
                                                                      ============               ===========

  Cash paid--interest                                                    $ 111,180                 $ 116,604
                                                                         =========                 =========

See notes to consolidated financial statements.

YORK INSURANCE SERVICES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2005 AND 2004
(UNAUDITED)
--------------------------------------------------------------------------------


1.    NATURE OF OPERATIONS AND ORGANIZATION

     York Insurance Services Group, Inc. ("the Company") provides comprehensive claims services for insurance carriers and self-insureds. Claim services provided include property and casualty, workers' compensation, transportation, environmental and surveillance investigations. Services are provided throughout the United States.

     The Company has a 50 percent ownership in a general partnership, Underground Storage Tank Management ("USTM"). The partnership was formed to contract with various State agencies to audit the costs incurred for the clean up of contaminated underground storage tanks and perform site inspections. All revenue is derived from work performed for the State of Florida Department of Environmental Protection. The Company maintains managerial, financial and operational control of USTM.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation--The financial statements include York Insurance Services Group, Inc., its wholly owned subsidiaries, York Claims Service, Inc., York Claims Service, Inc. - Florida, York Special Investigations, Inc., York Claims Service of Nevada, Inc. and its 50 percent investment in USTM. York Claims Service, Inc. and York Claims Service, Inc. - Florida, Inc. provide comprehensive claims services and third-party administration for insurance carriers, self-insureds, municipalities, brokers and other intermediaries. York Special Investigations, Inc. offers surveillance investigation in addition to other special investigation services.

     Investment in USTM Partnership--The Company's 50 percent investment in USTM is fully consolidated and a minority interest is recorded to account for the minority interest holder's proportionate share of net equity and net income in USTM.

     Management's Use of Estimates--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are primarily used in the determination of unbilled revenue, deferred income and allowance for doubtful accounts. Actual results may differ from those estimates.

     Cash Equivalents--The Company considers money market funds and highly liquid debt instruments purchased with original maturity dates of three months or less to be cash equivalents.

     Unbilled Revenue--Unbilled revenue represents work performed on client files that have not been invoiced at the end of the year, as per contract terms or customary on-account billing procedures. The unbilled revenues are valued based on actual time or estimated completion of services.

     Deferred Income Taxes--The deferred income tax assets recorded on the consolidated balance sheets represent the income tax effects of temporary differences between the tax basis of assets and their amounts for financial reporting purposes. Deferred income taxes arise from the recognition of these temporary differences.

     Property and Depreciation--The Company depreciates the cost of property and equipment over the estimated useful lives of the related assets using the straight-line method. The estimated useful lives for the principal classifications are as follows:

       Furniture, fixtures and equipment            7 years
       Computer hardware and software               3-5 years
       Automobiles                                  5 years
       Leasehold improvements                       3-10 years

     Capitalized Software and Development-- The Company capitalizes costs associated with internally developed software or systems. These costs included external direct costs for services and payroll and payroll related costs for employees directly associated with developing internal-use software and systems. Such costs are amortized on a straight-line basis over five years.

     Goodwill and Other Intangible Assets--In June 2001, the FASB issued two new pronouncements: SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS 141 was effective as follows: a) use of the pooling-of-interest method is prohibited for business combinations initiated after June 30, 2001; and b) the provisions of SFAS 141 also apply to all business combinations accounted for by the purchase method that are completed after June 30, 2001 (that is, the date of the acquisition was July, 2001 or later). SFAS 142 is effective for fiscal years beginning after December 15, 2001, to all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized.

     In connection with the application of SFAS 141 and SFAS 142, the Company initially recorded $4,050,294 as goodwill at the time of acquisition. The Company reviews goodwill and other intangible assets for impairment annually, or more frequently as events or circumstances arise. After considering legal factors, business climate, potential action by regulators, key personnel and financial position, the Company believes there has been no impairment of goodwill and other intangible assets as of September 30, 2005 and 2004.

     Allowance for Doubtful Accounts--The Company creates a reserve for receivables that may become uncollectible. The amount of the reserve is based upon management's assessment of several factors including the review of aging experience.

     Revenue Recognition--Revenue is recognized as a claim file is being processed, based on the estimated rate at which services are provided or the actual value of time. The estimated rate at which services are provided is based on the average life of the claims and recognized as the claim enters different phases of the claims handling process. The full amount of revenue is recognized when the claim is closed or when the services have been completed.

     Deferred Income--Deferred income represents the unearned portion of fixed fee arrangements or fixed percentages or net earned premiums, derived from insurance policies issued by clients. Deferred income is recognized into income based upon proportional performance.

3.    LEASE COMMITMENTS

     The Company leases office space in each of the cities in which its offices are located and certain office equipment under operating leases. Rental expense for all operating leases totaled $2,411,280 and $2,702,028 for the nine month periods ended September 30, 2005 and 2004 respectively.

     Future minimum lease payments for operating leases that have initial or remaining noncancelable terms in excess of one year as of September 30, 2005 are as follows:

                   2005-3 Months      2006         2007          2008          2009     Thereafter      Total

Office space        $ 647,901     $1,996,512    $1,568,368   $ 1,478,699  $ 1,244,069  $3,413,662   $ 10,349,211
Equipment             116,063        249,471       141,222        47,510                        -        554,266
                     --------       --------      --------       -------  -----------  -----------  ------------

Total               $ 763,964     $2,245,983    $1,709,590   $ 1,526,209  $ 1,244,069  $3,413,662   $ 10,903,477
                    =========     ==========    ==========   ===========  ===========  ==========   ============

4.       CAPITAL LEASE OBLIGATIONS

     The Company leases certain office equipment and furniture under capital leases with terms up to 48 months. The leases expire between January 2005 and December 2008. The total amount of equipment and furniture financed under capital leases was $154,513 and $224,040 for the nine months ended September 30, 2005 and 2004 respectively. The total amount paid by the Company was $189,976 and $138,808 for the nine month periods ended September 30, 2005 and 2004 respectively.

     The carrying value of equipment held under capital leases, which is included in property, plant, and equipment in the financial statements, as of September 30, 2005 is as follows:


Classification                         Cost         Depreciation        Value

Equipment under capital lease       $ 1,183,723       $ 312,167       $ 871,556
                                    ===========       =========       =========

      For the nine month period ended September 30, 2005, depreciation expense was $109,122.

     The carrying value of equipment held under capital leases, which is included in property, plant, and equipment in the financial statements, as of September 30, 2004 is as follows:

                                                    Accumulated        Carrying
Classification                         Cost        Depreciation          Value

Equipment under capital lease        $ 742,419       $ 173,406         $ 569,013
                                     =========       =========         =========

      For the nine month period ended September 30, 2004, depreciation expense was $70,761.

5.    NOTES PAYABLE

     During 2002, the Company acquired loans of $5,000,000 and $4,000,000 from AIG and a commercial bank, respectively. The AIG loan was payable in sixty equal monthly installments commencing on February 18, 2002 with interest rate of prime plus 1.5 percent. The prime rate on January 1, 2003 was 4.25 %.

     On June 17, 2003, the Company paid the AIG note down to $1,000,000, at which time the terms of the loan were renegotiated. The renegotiated loan is payable in 36 equal installments of $31,106, with interest at 7.50 %.

      On March 25, 2005, the Company paid the remaining balance on the AIG note.

     The remaining annual principal payments applicable to the AIG note as of December 31, 2004 are as follows:

                             2005         2006        Total

                          $ 345,387    $ 182,621    $ 528,008
                          =========    =========    =========

     The commercial loan is a revolving line of credit for a period of four years and is deemed automatically renewed for a successive term of one year thereafter. The interest rate on the revolving line of credit is the prime rate, 5.25% at December 31, 2004. Both the AIG and commercial bank loans require the Company to maintain a working capital of not less than $5,000,000 at all times and tangible net worth of $4,250,000, $4,750,000, $5,250,000 and $5,750,000 on
December 31, 2002, 2003, 2004 and 2005, respectively. The Company was in compliance with requirements on both loans for December 31, 2004 and 2003.

6.    INCOME TAXES

     The provision for federal, state and local income taxes for the nine month periods ended September 30, 2005 and 2004 is comprised of the following:

                                               2005             2004

Current - Federal, state and local         $1,940,540       $ 2,511,434
Deferred income tax benefit                    29,682          (990,280)
                                              -------          ---------

                                           $1,970,222       $ 1,521,154
                                           ==========       ===========

     The provision for income taxes differs from the amount of income tax expense determined by applying the 34% U.S. statutory Federal income tax rate to pre-tax income as follows:



                                                2005                           2004
                                              Unaudited                      Unaudited
Income Before Income Taxes and
   Minority Interest                         $ 6,565,684                   $ 4,787,956
Minority Interest in USTM Income                (326,281)                     (138,881)
                                             ------------                  -----------

Pre-tax Net Income                           $ 6,239,403                   $ 4,649,075
                                             ===========                   ===========

Income Tax - Statutory Rate                  $ 2,121,397       34%         $ 1,580,686        34%
Meals & Entertainment                             46,653        1%              51,378         1%
State income taxes                              (187,460)      -3%            (189,564)       -4%
Other                                           (561,721)      -9%            (478,885)      -10%
                                                --------       ---            ---------       ---

Federal Total Income Tax Expense               1,418,869       23%             963,614        21%

State Total Income Tax Expense                   551,353        9%             557,540        12%
                                                --------        --            --------        ---

Total Income Tax Expense                     $ 1,970,222       32%         $ 1,521,154        33%
                                             ===========       ===         ===========        ===

        Net deferred income tax assets and (liabilities) consist of the following as of September 30, 2005 and 2004:

                                                2005              2004

Depreciation and amortization               $ (727,906)        $ (80,652)
Deferred income                              1,846,703         1,399,467
Allowance for doubtful accounts                195,472           146,200
Enterprise appreciation rights                  54,767             8,840
                                               -------             -----
                                            $1,369,036        $1,473,855

7.    EMPLOYEE BENEFITS

     The Company has a voluntary employee savings plan (401(k) plan) in which eligible employees can contribute on a pretax basis a certain portion of their income. Matching contributions are made by the Company up to 6% of annual salary depending on the employees' years of service. The total cost of the plan to the Company was $531,974 and $462,430 for the nine month periods ended September 30, 2005 and 2004 respectively. The Company also has the following additional employee benefit plans: group life, health, dental, long-term disability and supplemental life insurance. The aggregate total of such additional employee benefit plan expense to the Company was $1,781,342 and $1,726,737 for the nine month periods ended September 30, 2005 and 2004 respectively.

8.    CORPORATE DISTRIBUTIONS

     The Company distributed $5,341,382 and $0 to the shareholders of record for the nine month periods ended September 30, 2005 and 2004 respectively.

9.    COMMITMENTS AND CONTINGENCIES

     The Company is subject to legal proceedings and claims that arise as result of events that occur in the ordinary course of business. Although there can be no assurance as to the ultimate outcome of these matters, it is the opinion of the Company's management that the final disposition of such matters will not have a material adverse effect on the Company's financial position or results of operations.

10.   SUBSEQUENT EVENTS

     On November 29, 2005, the Company declared corporate distributions totaling $20,000,000, payable to the shareholders of record on the close of business on November 29, 2005.

     On December 14, 2005, the Company entered into a $15,000,000 term loan and a $5,000,000 revolving loan facility. On the same date, the Company closed the $4,000,000 revolving loan facility that was entered into on January 18, 2002.

     On December 23, 2005 the Company announced the signing of a definitive agreement under which Odyssey Investment Partners LLC in partnership with the Company's Chairman & CEO, other members of the Company's senior management and Ward Partners, LLC will purchase the Company. The primary selling shareholder is Bexil Corporation.



                                     ******

YORK INSURANCE SERVICES GROUP, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF OPERATING EXPENSES

NINE MONTH PERIODS ENDED SEPTEMBER 30, 2005 AND 2004
(UNAUDITED)
--------------------------------------------------------------------------------


The following table represents the statements of operating expenses for the nine month periods ended September 30, 2005 and 2004:


                                                2005                    2004
                                             Unaudited                Unaudited

Salaries                                    $ 31,164,911            $ 26,874,182
Employee benefits                              2,755,373               2,396,001
Travel                                         1,033,133                 897,639
Automobiles                                      976,569                 957,114
Rent and related expenses                      2,185,083               1,809,475
Equipment                                        504,876                 482,685
Printing and stationary                          458,067                 510,662
Communications                                 1,301,789               1,324,978
Data processing                                  593,109                 606,659
Depreciation and other amortization            1,189,694               1,057,391
Service fees                                     411,635                 402,718
Loss adjustment expense                        1,450,373               1,968,866
Other                                            692,550                 593,691
                                                 -------                 -------

Total operating expenses                    $ 44,717,162            $ 39,882,061
                                            =============           ============

                       SPECIAL MEETING OF STOCKHOLDERS OF
                                BEXIL CORPORATION
                                 April 27, 2006

As soon as possible, please date, sign and mail your proxy card in the envelope provided or otherwise to Bexil Corporation c/o American Stock Transfer & Trust Company, 59 Maiden Lane, New York, N.Y. 10038 so that your shares can be represented at the Meeting.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x].

     1. To authorize and approve the sale of all 500 shares of York Insurance Services Group, Inc. common stock owned by the Company to York Insurance Acquisition, Inc. for approximately $38,864,000, pursuant to the Stock Purchase Agreement, dated as of December 23, 2005, by and among the Company, York Insurance Holdings, Inc. and York Insurance Acquisition, Inc., attached to the accompanying proxy statement as Exhibit A (the "Proposal").


[  ]     FOR
[  ]     AGAINST
[  ]     ABSTAIN


     2. To consider and vote upon the adjournment of the Special Meeting to a later date, if necessary, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the Proposal.

[  ]     FOR
[  ]     AGAINST
[  ]     ABSTAIN


The votes entitled to be cast by the undersigned will be cast as instructed hereon. If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast "For" the proposals as recommended by the Board of Directors and in any event in the discretion of the Proxy holder on any other matter that may properly come before the Meeting.


Your vote is important! Please sign and date below and return this proxy card promptly in the enclosed postage-paid envelope or otherwise to Bexil Corporation c/o American Stock Transfer & Trust Company, 59 Maiden Lane, New York, N.Y. 10038 so that your shares can be represented at the Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.


Signature of Stockholder ___________Date:_____

Signature of Stockholder ___________Date:_____

Note: Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.